Exhibit 10.4

VOTING AND STANDSTILL AGREEMENT

VOTING AND STANDSTILL AGREEMENT, dated as of April 2, 2008 (this “Agreement”), among Patriot Coal Corporation, a Delaware corporation (“Parent”), the stockholders whose names appears on the signature page of this Agreement (each, a “Stockholder” and collectively, the “Stockholders”), and ArcLight Energy Partners Fund I, L.P. and ArcLight Energy Partners Fund II, L.P., acting jointly, as stockholder representative (the “Stockholder Representative”).

W I T N E S S E T H:

WHEREAS, Magnum Coal Company, a Delaware corporation (the “Company”), Parent, Colt Merger Corporation, a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Subsidiary”) and the Stockholder Representative, entered into an Agreement and Plan of Merger (the “Merger Agreement”) dated as of April 2, 2008, pursuant to which, among other things, Merger Subsidiary will be merged with and into the Company at the Effective Time (capitalized terms used in this Agreement but not defined herein shall have the meanings ascribed to them in the Merger Agreement);

WHEREAS, as of the Effective Time, each share of the common stock, par value $0.01 per share, of the Company (the “Company Stock”), held by the stockholders of the Company immediately prior to the Effective Time will be converted into the right to receive a number of shares of common stock, par value $0.01 per share, of Parent (“Parent Stock”), in accordance with Article 2 of the Merger Agreement.  The stockholders of the Company (including the Stockholders) whose shares of Company Stock are converted into the right to receive Parent Stock pursuant to Article 2 of the Merger Agreement shall be referred to herein as the “Company Holders”, and the shares of Parent Stock payable as consideration pursuant to Article 2 of the Merger Agreement (including the Escrow Shares) to such Company Holders shall be referred to herein as “Parent Shares”; and

WHEREAS, the Stockholders, the Stockholder Representative and Parent desire to make certain agreements relating to (i) the ownership and voting of Parent Shares held by such Stockholders, (ii) the composition of Parent’s Board of Directors (the “Board”) and (iii) certain other matters.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants set forth herein and in the Merger Agreement, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE 1
Voting Agreement; Standstill Restrictions

Section 1.01.  Stockholder Nominees to Parent Board.

(a) Subject to Section 1.02, effective as of the Effective Time (or, if the Effective Time shall occur prior to the date of Parent’s 2008 annual meeting of stockholders (the “2008 Meeting”), promptly after the 2008 Meeting), the Board shall cause the number of authorized members of the Board to be expanded by two members and shall appoint to the Board two nominees designated in writing by the Stockholder Representative, one of whom shall serve as a Class I director on the Board and one of whom shall serve as a Class II director on the Board.  Subject to Section 1.02, following such appointment, at any meeting of the stockholders of Parent at which the Class I or Class II directors of the Board are to be elected, Parent will include in the slate of directors recommended for election by the Board to the stockholders of Parent one nominee selected by the Stockholder Representative to serve as a Class I director or one nominee selected by the Stockholder Representative to serve as a Class II director, as applicable.

(b) Subject to Section 1.02, in the event of the resignation, death, removal or disqualification of a director nominated by the Stockholder Representative pursuant to Section 1.01(a), the Stockholder Representative shall promptly designate a replacement director.

(c) Any Board nominee selected by the Stockholder Representative pursuant to Section 1.01(a) or Section 1.01(b), and any replacement nominee or director selected by the Stockholder Representative at any time, shall (i) at the time of initial nomination and at each time he or she would be nominated for re-election, be reasonably acceptable to the Nominating and Governance Committee of the Board, (ii) at all times be, to the reasonable satisfaction of the Nominating and Governance Committee of the Board, an “independent director” as such term is defined from time to time in the New York Stock Exchange’s listing standards (or the listing standards of the principal national securities exchange on which Parent Stock is then traded), disregarding the failure to satisfy the tests set forth in Sections 303A.02(b)(ii) or 303A.02(b)(v) of the New York Stock Exchange Listed Company Manual to the extent such failure results solely from one or more of the relationships set forth on Section 4.26 of the Company Disclosure Schedule and (iii) agree to resign in the event his or her term shall end as provided in Section 1.02(a) or Section 1.02(b).  Assuming the accuracy of the representation and warranty of the ArcLight Funds in Section 2.06, Parent acknowledges that (x) Robb E. Turner and John Erhard shall be the nominees initially designated for appointments in accordance with Section 1.01(a) and that, as of the date hereof, such individuals satisfy the requirements of clauses (i) and (ii) of the immediately preceding sentence and (y) for purposes of this Agreement, any individual who is an associate (as such term is defined under Rule 12b-2 under the 1934 Act) of ArcLight Energy Partners Fund I, L.P. or

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ArcLight Energy Partners Fund II, L.P. shall be deemed not to fail to satisfy the requirements of clause (ii) of the immediately preceding sentence solely as a result of ownership by any Person of Parent Shares or any of the relationships set forth on Section 4.26 of the Company Disclosure Schedule.

(d) A decision, act, consent or instruction of the Stockholder Representative hereunder (including, without limitation, any selection of a nominee to the Board pursuant to Section 1.01(a) or Section 1.01(b)) shall constitute a decision, act, consent or instruction of all Stockholders and shall be final, binding and conclusive upon each of such Stockholders, and Parent may rely upon any such decision, act, consent or instruction of the Stockholder Representative as being the decision, act, consent or instruction of each and every such Stockholder.  Parent shall be relieved from any liability to any Person for any acts done by them in accordance with such decision, act, consent or instruction of the Stockholder Representative.

Section 1.02.  Reduction of Stockholder Board Designation Rights.

(a) At such time after the Effective Time that (i) the aggregate number of Parent Shares owned by the Company Holders is less than twenty percent (20%) of the Aggregate Share Number but greater than or equal to ten percent (10%) of the Aggregate Share Number or (ii) the aggregate number of Parent Shares owned by the ArcLight Funds is less than ten percent (10%) of the Aggregate Share Number, the Stockholder Representative shall be entitled to nominate only one member of the Board and, unless the Board (without the participation of the nominees of the Stockholder Representative) shall approve such nominee remaining on the Board, the Stockholder Representative shall cause one of its nominees on the Board to resign effective immediately as of such time and the term of such director shall immediately end.

(b) At such time after the Effective Time that the aggregate number of Parent Shares owned by the Company Holders is less than ten percent (10%) of the Aggregate Share Number, the Stockholder Representative shall not be entitled to nominate any members of the Board and, unless the Board (without the participation of the nominee(s) of the Stockholder Representative) shall approve such nominee(s) remaining on the Board, the Stockholder Representative shall cause all of its remaining nominee(s) on the Board to resign effective immediately as of such time and the term of such director(s) shall immediately end.

(c) For the avoidance of doubt, once the Company Holders have lost the right to nominate one or both members of the Board, they shall not thereafter regain such rights regardless of any subsequent acquisitions of Parent Shares by Company Holders or any change to the outstanding Parent Stock by Parent that in either case results in Company Holders owning shares in the amounts described in Section 1.02(a) or Section 1.02(b).

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(d) References in this Section 1.02 to the Aggregate Share Number shall be appropriately adjusted for any change in the outstanding shares of Parent Stock by reason of any reclassification, recapitalization, stock split, combination, exchange or readjustment of shares.

(e) For purposes of this Section 1.02, (i) no Company Holder shall be deemed to own any Parent Shares that any Company Holder has Transferred, (ii) any Company Holder that is a Reduced Standstill Stockholder shall be deemed, at any applicable time, to have Transferred and no longer own 30% of the Parent Shares held by such Company Holder at such time, (iii) any Company Holder that is a Limited Standstill Stockholder shall be deemed, at any applicable time, to have Transferred and no longer own 70% of the Parent Shares held by such Company Holder at such time, and (iv) the Stockholder set forth on Schedule 1.02(e) shall be deemed to have Transferred and no longer own all Parent Shares held by such Stockholder effective as of the Effective Time.

(f) Each Stockholder agrees to promptly notify Parent each time such Stockholder Transfers any Parent Shares, which notice shall set forth the number of Parent Shares so Transferred.  On request from time to time (but no more than once per fiscal quarter), each Stockholder agrees to certify to Parent the number of Parent Shares owned by such Stockholder and to provide appropriate evidence of such ownership.

(g) As used in this Agreement, “Aggregate Share Number” means the sum of (i) the aggregate number of Parent Shares issued pursuant to Article 2 of the Merger Agreement and (ii) the number of shares of Parent Stock outstanding as of the date of the Merger Agreement.

(h) As used in this Agreement, (i) “ArcLight I” means ArcLight Energy Partners Fund I, L.P., (ii) “ArcLight II” means ArcLight Energy Partners Fund II, L.P. and (iii) “ArcLight Funds” means ArcLight I and ArcLight II, together.

(i) As used in this Agreement, with respect to all Stockholders other than Limited Standstill Stockholders, “Transfer” shall mean, directly or indirectly, to sell, transfer, assign, lend or similarly dispose of any Parent Shares (other than a sale, transfer, assignment or disposition solely between the ArcLight Funds), or to enter into any contract, option or other arrangement or understanding with respect to any such sale, transfer, assignment, lending or similar disposition of any Parent Shares, and shall include (i) a short sale or the entry into of any other hedging or other derivative transaction that has the effect of materially changing the economic benefits or risks of ownership of any Parent Shares and (ii) except for purposes of Section 3.01, any delivery of Escrow Shares to Parent or any other Indemnified Party pursuant to the indemnification obligations set forth in Article 11 of the Merger Agreement; provided that a Transfer shall not include any pledge or hypothecation of, or other similar encumbrance on, any Parent Shares in connection with any bona fide lending arrangement with a commercial banking institution; provided, further, that such

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transaction shall be a Transfer subject to the terms of Section 1.02, Section 1.05 and Section 3.01 if such financial institution shall foreclose on such Parent Shares pursuant to such arrangement.

(j) As used in this Agreement, with respect to the Limited Standstill Stockholders, “Transfer” shall mean, directly or indirectly, to sell, transfer, assign, lend or similarly dispose of any Parent Shares (other than a sale, transfer, assignment or disposition to an Affiliate of such Limited Standstill Stockholder subject to such transferee Affiliate agreeing to (i) be bound by the provisions of this Agreement to the same extent as the Limited Standstill Stockholder transferor and (ii) transfer such Parent Shares to the Limited Standstill Stockholder transferor in the event that such transferee is no longer an Affiliate of such Limited Standstill Stockholder transferor), or to enter into any contract, option or other arrangement or understanding with respect to any such sale, transfer, assignment, lending or similar disposition of any Parent Shares, and shall include (A) a short sale or the entry into of any other hedging or other derivative transaction that has the effect of materially changing the economic benefits or risks of ownership of any Parent Shares and (B) except for purposes of Section 3.01, any delivery of Escrow Shares to Parent or any other Indemnified Party pursuant to the indemnification obligations set forth in Article 11 of the Merger Agreement; provided that a Transfer shall not include (x) any Permitted Short Sale or (y) any pledge or hypothecation of, or other similar encumbrance on, any Parent Shares in connection with any bona fide lending arrangement with a commercial banking institution; provided, further, that such transaction referred to in clause (y) shall be a Transfer subject to the terms of Section 1.02, Section 1.07 and Section 3.01 if such financial institution shall foreclose on such Parent Shares pursuant to such arrangement.  As used herein, “Permitted Short Sale” means a transaction of the kind described in clause (A) of the preceding sentence that is entered into by (i) a group or other division of such Limited Standstill Stockholder (on the one hand) that is separated by an internal information barrier or similar policy of the Limited Standstill Stockholder (which barrier or policy has been complied with insofar as it relates to the Parent Shares) from (ii) the group or division (or groups or divisions) within the Limited Standstill Stockholder that have either participated in the negotiation and execution of this Agreement on behalf of the Limited Standstill Stockholder or are the group that is responsible for the ownership and disposition of the Parent Shares acquired in the Merger by such Limited Standstill Stockholder (on the other hand), and has so entered into such a transaction in the ordinary course of business for a purpose other than hedging the economic exposure of the Limited Standstill Stockholder in respect of the Parent Shares acquired in the Merger.

Section 1.03.  Support of Parent Board Nominees.  Each Stockholder agrees that so long as the Stockholder Representative is entitled to nominate any members to the Board pursuant to this Agreement, such Stockholder will vote, or execute written consents or proxies with respect to, as the case may be, all of its shares of Parent Stock in favor of the entire slate of directors recommended for election by the Board to the

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stockholders of Parent at any meeting of Parent stockholders at which any directors are elected.

Section 1.04.  Additional Voting Obligations.  Except as prohibited by Applicable Law, each Stockholder (other than the Stockholders set forth on Schedule 1.04 hereto) agrees that so long as the Stockholder Representative is entitled to nominate any members to the Board pursuant to this Agreement, such Stockholder shall vote, or execute written consents or proxies with respect to, as the case may be, all of its shares of Parent Stock as recommended by the Board in the case of (a) any stockholder proposal submitted for a vote at any meeting of Parent’s stockholders and (b) any proposal submitted by Parent for a vote at any meeting of Parent’s stockholders relating (i) to the appointment of Parent’s accountants or (ii) a Parent equity compensation plan and/or any material revisions thereto.

Section 1.05.  ArcLight Funds Standstill.

(a) Each ArcLight Fund (each, an “ArcLight Standstill Stockholder”) agrees that until the termination of the Standstill Period, neither such ArcLight Standstill Stockholder nor any of its Affiliates will, directly or indirectly, unless invited to do so (on an unsolicited basis) by the Board (excluding the vote of any members of the Board appointed by the Stockholder Representative pursuant to this Agreement) in writing: (i) acquire, offer or propose to acquire, or agree or seek to acquire, by purchase or otherwise, any securities or direct or indirect rights or options to acquire any securities of Parent; (ii) enter into or agree, offer, propose or seek to enter into, or otherwise be involved in or part of, any acquisition transaction, merger or other business combination relating to Parent or any acquisition transaction for all or substantially all of the assets of Parent or any of its businesses; (iii) make, or in any way participate in, any “solicitation” of “proxies” (as such terms are defined under Regulation 14A under the 1934 Act) to vote, or seek to advise or influence any Person with respect to the voting of, any voting securities of Parent, (iv) except as contemplated by Section 1.03 or Section 1.04, form, join or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the 1934 Act) with respect to any voting securities of Parent; (v) except as contemplated by Section 1.01 and except pursuant to its ability (subject to Section 1.03 and Section 1.04) to vote shares of Parent Stock held by it, seek, propose or otherwise act alone or in concert with others, to influence or control the management, Board or policies of Parent; (vi) enter into any discussions, negotiations, arrangements or understandings with any other Person with respect to any of the foregoing activities or propose any of such activities to any other Person; (vii) advise, assist, knowingly encourage, act as a financing source for or otherwise invest in any other Person in connection with any of the foregoing activities; or (viii) disclose any intention, plan or arrangement inconsistent with any of the foregoing.  Notwithstanding the foregoing, nothing in this Section 1.05 shall prohibit the Transfer of Parent Shares from one ArcLight Fund to the other ArcLight Fund.  Each ArcLight Standstill Stockholder agrees that it shall promptly advise Parent of any inquiry or

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proposal made to such ArcLight Standstill Stockholder with respect to any of the foregoing.

(b) Each ArcLight Standstill Stockholder agrees that, during the Standstill Period, neither it nor any of its Affiliates will, directly or indirectly: (i) request to Parent or its Representatives to amend or waive any provision of this Section 1.05 (including this sentence); or (ii) take any initiative with respect to Parent which would reasonably be expected to require Parent to make a public announcement regarding (A) any of the activities referred to in Section 1.05(a) or (B) the possibility of such ArcLight Standstill Stockholder or any other Person acquiring control of Parent, whether by means of a business combination or otherwise.

(c) For purposes of Section 1.05 and Section 1.06, “Parent” shall be deemed to include Parent, any successor to or person in control of Parent, or any division thereof or of any such successor or controlling person.

(d) Subject to Section 1.05(e), the restrictions set forth in Sections 1.05(a) and 1.05(b) shall not prohibit any ArcLight Standstill Stockholder from engaging in one or more of the types of transactions referred to in Sections 1.05(a) and 1.05(b) in the event that: (i) Parent has entered into a definitive agreement with a third party with respect to (A) a tender offer or exchange offer for more than 50% of the outstanding Parent Stock, (B) any other acquisition transaction, merger or other business combination in which holders of Parent’s voting stock before the transaction would not hold a majority of the voting power of Parent’s (or if Parent is not the surviving entity in such transaction, the surviving entity’s) voting stock (or of the voting stock of an entity that directly or indirectly holds a majority of the voting power of Parent’s or such surviving entity’s voting stock) immediately after such transaction or (C) any acquisition transaction for more than 50% of the assets of Parent and its Subsidiaries, taken as a whole (the transactions in clauses (A), (B) and (C), each a “Business Combination Transaction”); or (ii) a third party commences a tender offer or exchange offer (which would, if completed in accordance with its terms, result in a Business Combination Transaction) and, in the case of this clause (ii), either the Board of Directors of Parent has recommended such offer or not rejected such offer within ten business days after the announcement thereof.

(e) Notwithstanding anything to the contrary in this Agreement, if (i) a Business Combination Transaction with respect to which Parent has entered into a definitive agreement is terminated without the closing thereunder being consummated or (ii) a third party tender or exchange offer of the type described in clause (ii) of Section 1.05(d) is terminated without being consummated, then the provisions of this Section 1.05 shall once again thereafter apply in accordance with their terms and each ArcLight Standstill Stockholder shall once again be subject to such provisions.

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(f) As used in this Agreement, “Standstill Period” means the period commencing at the Effective Time and ending upon the later to occur of (i) the Stockholder Representative no longer being entitled to nominate any members of the Board pursuant to this Agreement or (ii) nine months after such time as the ArcLight Standstill Stockholders and their respective Affiliates, the Reduced Standstill Stockholders and their respective Affiliates, and the Limited Standstill Stockholders and their respective Affiliates in the aggregate own less than 7.5% of the Parent Stock outstanding at such time.

Section 1.06.  Reduced Stockholder Standstill.

(a) Each Stockholder identified on Schedule 1.06 hereto (each, a “Reduced Standstill Stockholder”) agrees that until the termination of the Standstill Period, neither such Reduced Standstill Stockholder nor any of its controlled Affiliates will, directly or indirectly, unless invited to do so (on an unsolicited basis) by the Board (excluding the vote of any members of the Board appointed by the Stockholder Representative pursuant to this Agreement) in writing: (i) acquire, offer or propose to acquire, or agree or seek to acquire, by purchase or otherwise, any securities or direct or indirect rights or options to acquire any securities of Parent; (ii) enter into or agree, offer, propose or seek to enter into, or otherwise be involved in or part of, any acquisition transaction, merger or other business combination relating to Parent or any acquisition transaction for all or substantially all of the assets of Parent or any of its businesses; (iii) make, or in any way participate in, any “solicitation” of “proxies” (as such terms are defined under Regulation 14A under the 1934 Act) to vote, or seek to advise or influence any Person with respect to the voting of, any voting securities of Parent, (iv) except as contemplated by Section 1.03 or Section 1.04, form, join or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the 1934 Act) with respect to any voting securities of Parent; (v) except as contemplated by Section 1.01 and except pursuant to its ability (subject to Section 1.03 and Section 1.04) to vote shares of Parent Stock held by it, seek, propose or otherwise act alone or in concert with others, to influence or control the management, Board or policies of Parent; (vi) enter into any discussions, negotiations, arrangements or understandings with any other Person with respect to any of the foregoing activities or propose any of such activities to any other Person; (vii) advise, assist, knowingly encourage, act as a financing source for or otherwise invest in any other Person in connection with any of the foregoing activities; or (viii) disclose any intention, plan or arrangement inconsistent with any of the foregoing; provided, that nothing herein shall prohibit a Reduced Standstill Stockholder or any of its controlled Affiliates from (A) engaging in any of the activities referred to in clause (i) hereof so long as such activities are in the ordinary course of such Reduced Standstill Stockholder’s or its controlled Affiliate’s business and are not conducted for the purpose of obtaining control of or influencing or controlling the management, Board or policies of Parent or for the purpose of avoiding the effect of the standstill provisions contained in this Section 1.06 or (B) investing in or providing financing to or otherwise holding an interest in any

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Person that engages in any of the activities referred to in clauses (i) through (viii) hereof, so long as such investment, financing, or interest is made or obtained in the ordinary course of such Reduced Standstill Stockholder’s or its controlled Affiliate’s business (and not for the purpose of avoiding the effect of the standstill provisions contained in this Section 1.06), and such Person is not controlled by such Reduced Standstill Stockholder.

(b) Each Reduced Standstill Stockholder agrees that, during the Standstill Period, neither it nor any of its controlled Affiliates will, directly or indirectly: (i) request to Parent or its Representatives to amend or waive any provision of this Section 1.06 (including this sentence); or (ii) take any initiative with respect to Parent which would reasonably be expected to require Parent to make a public announcement regarding (A) any of the activities referred to in Section 1.06(a) or (B) the possibility of such Reduced Standstill Stockholder or any other Person (except as provided in clause (B) of the proviso to Section 1.06(a)) acquiring control of Parent, whether by means of a business combination or otherwise.

(c) Subject to Section 1.06(d), the restrictions set forth in Sections 1.06(a) and 1.06(b) shall not prohibit any Reduced Standstill Stockholder from engaging in one or more of the types of transactions referred to in Sections 1.06(a) and 1.06(b) in the event that: (i) Parent has entered into a definitive agreement with a third party with respect to a Business Combination Transaction; or (ii) a third party commences a tender offer or exchange offer (which would, if completed in accordance with its terms, result in a Business Combination Transaction) and, in the case of this clause (ii), either the Board of Directors of Parent has recommended such offer or not rejected such offer within ten business days after the announcement thereof.

(d) Notwithstanding anything to the contrary in this Agreement, if (i) a Business Combination Transaction with respect to which Parent has entered into a definitive agreement is terminated without the closing thereunder being consummated or (ii) a third party tender or exchange offer of the type described in clause (ii) of Section 1.06(c) is terminated without being consummated, then the provisions of this Section 1.06 shall once again thereafter apply in accordance with their terms and each Reduced Standstill Stockholder shall once again be subject to such provisions.

Section 1.07.  Limited Stockholder Standstill.

(a) Each Stockholder identified on Schedule 1.07 hereto (each, a “Limited Standstill Stockholder”) agrees that until the termination of the Standstill Period, neither such Limited Standstill Stockholder nor any of its controlled Affiliates will, directly or indirectly, unless invited to do so (on an unsolicited basis) by the Board (excluding the vote of any members of the Board appointed by the Stockholder Representative pursuant to this Agreement) in writing: (i) acquire, offer or propose to acquire, or agree or seek to acquire, by purchase or otherwise, any securities or direct or indirect rights or options to acquire any securities of Parent; (ii) enter into or agree, offer, propose or seek to enter

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into, or otherwise be involved in or part of, any acquisition transaction, merger or other business combination relating to Parent or any acquisition transaction for all or substantially all of the assets of Parent or any of its businesses; (iii) make, or in any way participate in, any “solicitation” of “proxies” (as such terms are defined under Regulation 14A under the 1934 Act) to vote, or seek to advise or influence any Person with respect to the voting of, any voting securities of Parent, (iv) except as contemplated by Section 1.03 or Section 1.04, form, join or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the 1934 Act) with respect to any voting securities of Parent; (v) except as contemplated by Section 1.01 and except pursuant to its ability (subject to Section 1.03 and Section 1.04) to vote shares of Parent Stock held by it, seek, propose or otherwise act alone or in concert with others, to influence or control the management, Board or policies of Parent; (vi) enter into any discussions, negotiations, arrangements or understandings with any other Person with respect to any of the foregoing activities or propose any of such activities to any other Person; (vii) advise, assist, knowingly encourage, act as a financing source for or otherwise invest in any other Person in connection with any of the foregoing activities; or (viii) disclose any intention, plan or arrangement inconsistent with any of the foregoing; provided, that nothing herein shall prohibit a Limited Standstill Stockholder or any of its controlled Affiliates from (A) engaging in any of the activities referred to in clauses (i), (iii), (iv), (vi), (vii) and (viii) (except, in the case of clauses (vi), (vii) and (viii), to the extent relating to clauses (ii) or (v)) hereof so long as such activities are in the ordinary course of such Limited Standstill Stockholder’s or its controlled Affiliate’s business and are not conducted for the purpose of obtaining control of or influencing or controlling the management, Board or policies of Parent or for the purpose of avoiding the effect of the standstill provisions contained in this Section 1.07 or (B) investing in or providing financing to or otherwise holding an interest in any Person that engages in any of the activities referred to in clauses (i) through (viii) hereof, so long as such investment, financing, or interest is made or obtained in the ordinary course of such Limited Standstill Stockholder’s or its controlled Affiliate’s business (and not for the purpose of avoiding the effect of the standstill provisions contained in this Section 1.07), and such Person is not controlled by such Limited Standstill Stockholder.

(b) Each Limited Standstill Stockholder agrees that, during the Standstill Period, neither it nor any of its controlled Affiliates will, directly or indirectly: (i) request to Parent or its Representatives to amend or waive any provision of this Section 1.07 (including this sentence); or (ii) take any initiative with respect to Parent which would reasonably be expected to require Parent to make a public announcement regarding (A) any of the activities referred to in Section 1.07(a) or (B) the possibility of such Limited Standstill Stockholder or any other Person (except as provided in clause (B) of the proviso to Section 1.07(a)) acquiring control of Parent, whether by means of a business combination or otherwise.

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(c) Subject to Section 1.07(d), the restrictions set forth in Sections 1.07(a) and 1.07(b) shall not prohibit any Limited Standstill Stockholder from engaging in one or more of the types of transactions referred to in Sections 1.07(a) and 1.07(b) in the event that: (i) Parent has entered into a definitive agreement with a third party with respect to a Business Combination Transaction; or (ii) a third party commences a tender offer or exchange offer (which would, if completed in accordance with its terms, result in a Business Combination Transaction) and, in the case of this clause (ii), either the Board of Directors of Parent has recommended such offer or not rejected such offer within ten business days after the announcement thereof.

(d) Notwithstanding anything to the contrary in this Agreement, if (i) a Business Combination Transaction with respect to which Parent has entered into a definitive agreement is terminated without the closing thereunder being consummated or (ii) a third party tender or exchange offer of the type described in clause (ii) of Section 1.07(c) is terminated without being consummated, then the provisions of this Section 1.07 shall once again thereafter apply in accordance with their terms and each Limited Standstill Stockholder shall once again be subject to such provisions.

Section 1.08.  Irrevocable Proxy.  Each Stockholder hereby revokes any and all previous proxies granted with respect to its shares of Parent Stock.  By entering into this Agreement, each ArcLight Fund hereby irrevocably grants a proxy appointing Parent as its attorney-in-fact and proxy, with full power of substitution, for and in such Stockholder’s name, to vote, express consent or dissent, or otherwise to utilize such voting power in the manner contemplated by Section 1.03 and Section 1.04 as Parent or its proxy or substitute shall, in Parent’s sole discretion, deem proper with respect to such ArcLight Fund’s shares of Parent Stock.  Each ArcLight Fund hereby acknowledges and agrees that such proxy is coupled with an interest, constitutes, among other things, an inducement for Parent to enter into the Merger Agreement and this Agreement, is irrevocable (other than as provided in Section 4.04) and shall not be terminated by operation of law or otherwise upon the occurrence of any event (other than as provided in Section 4.04) and that no subsequent proxies with respect to the shares of Parent Stock shall be given (and if given shall not be effective).  Each Stockholder shall cause all of its shares of Parent Stock to be represented, in person or by proxy, at all meetings of holders of Parent Stock of which such Stockholder has notice, so that such shares of Parent Stock may be counted for the purpose of determining the presence of a quorum at such meetings.

Section 1.09.  Stockholder Only.  Notwithstanding anything to the contrary contained herein, Parent agrees and acknowledges that (i) each Stockholder is entering into this Agreement in its individual capacity and (ii) none of the covenants or other agreements contained herein or provisions hereof shall in any way bind any Affiliates of such Stockholder, except as specifically provided herein.  Parent agrees and acknowledges that this Section 1.09 is an integral part of the transactions contemplated

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hereby and the Stockholder would not enter into this Agreement without this Section 1.09.

ARTICLE 2
Representations and Warranties of the Stockholder

Each Stockholder (or, in the case of Section 2.06, each of the ArcLight Funds) hereby represents, warrants and covenants to Parent as follows as of the Effective Time:

Section 2.01.  Organization; Authorization.  If such Stockholder is not a natural person, such Stockholder is a Person that has been duly organized, is validly existing and, to the extent applicable, is in good standing under the laws of its jurisdiction of organization.  The execution, delivery and performance by such Stockholder of this Agreement and the consummation by such Stockholder of the transactions contemplated hereby are within the corporate (or other entity) or individual powers of such Stockholder and have been duly authorized by all necessary corporate (or other entity) action.  If this Agreement is being executed in a representative or fiduciary capacity, the person signing this Agreement has full power and authority to enter into and perform this Agreement.  This Agreement constitutes a valid and binding Agreement of such Stockholder.

Section 2.02.  No Conflict; Required Filings and Consents.  (a) The execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder will not: (i) conflict with or result in a breach of any organizational documents of such Stockholder, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to such Stockholder or by which it or any of such Stockholder’s properties or assets is bound or affected or (iii) require any consent or other action by any Person under, result in any breach of, constitute a default (or an event that with notice or lapse of time or both would become a default) under, give to another party any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the property or assets of such Stockholder, including (without limitation) the Parent Shares, pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Stockholder is a party or by which such Stockholder or any of such Stockholder’s properties or assets is bound or affected, with such exceptions, in the case of each of clauses (ii) and (iii), as would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or impair the performance by the Stockholder of the Stockholder’s obligations under this Agreement (a “Stockholder MAE”).  There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which such Stockholder is a trustee whose consent is required for either the execution and delivery of this Agreement or the consummation by such Stockholder of the transactions contemplated by this Agreement.

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(b) The execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority.  Such Stockholder does not have any other understanding in effect with respect to the voting or transfer of any Parent Shares except for the Registration Rights Agreement and the Escrow Agreement.

Section 2.03.  Litigation.  As of the date hereof, there is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal (foreign or domestic) or, to the knowledge of such Stockholder, threatened against such Stockholder, any of its properties or, if such Stockholder is an entity, any of its officers, directors, employees, partners or trustees in their capacities as such, that, individually or in the aggregate, would reasonably be expected to have a Stockholder MAE.  As of the Effective Time, there is no judgment, decree or order against such Stockholder or, if such Stockholder is an entity, any of its officers, directors, employees, partners or trustees in their capacities as such, that would prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement, or that would reasonably be expected to have a Stockholder MAE.

Section 2.04.  Title to Shares.  As of the Effective Time, such Stockholder is the record and beneficial owner of the Parent Shares it is entitled to receive pursuant to Article 2 of the Merger Agreement in respect of the shares of Company Stock set forth on Schedule 2.04(a) hereto and the shares of Company Stock to be issued upon conversion of the Company Convertible Debt Notes set forth on Schedule 2.04(a) hereto, free and clear of any Lien and free of any other limitation or restriction that would prevent such Stockholder from satisfying its obligations pursuant to this Agreement.  With respect to Stockholders other than the ArcLight Funds, the Parent Shares are the only shares of Parent Stock owned of record or beneficially by such Stockholder or its controlled Affiliates as of the Effective Time.  With respect to the ArcLight Funds, the Parent Shares are the only shares of Parent Stock owned of record or beneficially by such Stockholder, and any of its Affiliates as of the Effective Time.  For the avoidance of doubt, the representations and warranties of Stockholders other than the ArcLight Funds in this Section 2.04 relate solely to the direct ownership of such Stockholder and its controlled Affiliates and such Stockholder shall not, for the purposes of this Section 2.04, be deemed the beneficial owner of any shares owned by any of its Affiliates that are not controlled Affiliates.  The parties hereto agree that the representations made in this Section 2.04 shall not apply to the Stockholders with respect to the entities set forth on Schedule 2.04(b).

Section 2.05.  No Community Property Rights.  If such Stockholder is an individual and has a spouse, such Stockholder’s spouse is not entitled to any rights under any community property statute or other Applicable Law or agreement with respect to the

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Parent Shares owned by such Stockholder which would adversely affect the covenants made by such Stockholder pursuant to this Agreement.

Section 2.06.  Director Nominee Disclosure. Each ArcLight Fund represents and warrants that (i) the information supplied by Robb E. Turner and John Erhard to Parent in the Director and Officer Questionnaire completed by such individual is accurate and complete, (ii) neither of such individuals, nor such ArcLight Fund or any of its Affiliates has, or has had at any time in the past three years, any relationship with Parent, the Company or any of their respective Subsidiaries except (A) as set forth in Section 4.26 of the Company Disclosure Schedule and (B) relationships as directors and holders of Company Stock and Company Convertible Debt Notes and (iii) as of the Effective Time, neither of such individuals will fail to be “independent” with respect to Parent under Section 303A.02(b) of the New York Stock Exchange Listed Company Manual (except to the extent that any such individual fails to satisfy the tests set forth in Sections 303A.02(b)(ii) or 303A.02(b)(v) of the New York Stock Exchange Listed Company Manual as a result of the relationships set forth on Section 4.26 of the Company Disclosure Schedule).

ARTICLE 3
Additional Covenants of the Parties

Section 3.01.  Lock-Up.

(a) From the Effective Time until the date that is 180 days after the Effective Time (the “Initial Lock-up Date”), each Stockholder agrees that it shall not, without Parent’s prior written consent (which consent shall be determined by the Board in its sole discretion, excluding the vote of any members of the Board appointed by the Stockholder Representative pursuant to this Agreement), Transfer any Parent Shares owned by it to any Person.

(b) From the Initial Lock-up Date until the date that is 270 days after the Effective Time (the “Second Lock-up Date”), each Stockholder agrees that it shall not, without Parent’s prior written consent (which consent shall be determined by the Board in its sole discretion, excluding the vote of any members of the Board appointed by the Stockholder Representative pursuant to this Agreement), Transfer more than 50% of the Parent Shares owned by it as of the Effective Time to any Person

(c) From the Second Lock-up Date until the date that is 360 days after the Effective Time, each Stockholder agrees that it shall not, without Parent’s prior written consent (which consent shall be determined by the Board in its sole discretion, excluding the vote of any members of the Board appointed by the Stockholder Representative pursuant to this Agreement), Transfer any shares to any Person to the extent that, when

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aggregated with any Transfers by such Stockholder permitted by Section 3.01(b), such Stockholder will have Transferred more than 75% of the Parent Shares owned by it as of the Effective Time.

(d) Notwithstanding clauses (a) through (c) of this Section 3.01, in the event that the Board determines to release any Stockholder from the provisions of this Section 3.01, each other Stockholder shall automatically be deemed released with respect to the same percentage of securities as the percentage of securities then held by the released Stockholder (and otherwise on the same terms and conditions).

Section 3.02.  Further Assurances.  Each of the parties hereto agrees to execute and deliver, or cause to be executed and delivered, all further documents and instruments and to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, to consummate and make effective the transactions contemplated by this Agreement, including to vest in Parent the power to carry out the provisions of Article 1 and this Article 3.

ARTICLE 4
General Provisions

Section 4.01.  Notices.  All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission but not electronic mail) and shall be given,

(a)   if to Parent, to:

Patriot Coal Corporation
12312 Olive Boulevard, Suite 400
St. Louis, Missouri 63141
Attention:  Joseph W. Bean
Facsimile No.:  (314) 275-3656

with a copy to:

Davis Polk & Wardwell
450 Lexington Avenue
New York, NY  10017
Attention:  William L. Taylor
Facsimile No.:  (212) 450-4800

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(b)   if to any Stockholder or to the Stockholder Representative, to the Stockholder Representative as follows:

with a copy to:

ArcLight Energy Partners Fund I, L.P.
ArcLight Energy Partners Fund II, L.P.
c/o ArcLight Capital Partners, LLC
152 West 57th Street, 53rd Floor
New York, NY 10019
Attention: Robb E. Turner
                Senior Partner
Facsimile No.: 212-888-9275

and

ArcLight Energy Partners Fund I, L.P.
ArcLight Energy Partners Fund II, L.P.
c/o ArcLight Capital Partners, LLC
200 Clarendon Street, 55th Floor
Boston, MA 02117
Attention:  Christine M. Miller
                  Associate General Counsel
Facsimile No.: 617.867.4698

and

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10022
Attention: Sean C. Doyle, Esq.
Facsimile No.: (212) 735-2000

or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto.  All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt.  Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt.

Section 4.02.  Headings.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

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Section 4.03.  Amendments and Waivers.  (a). Any provision of this Agreement (including any Schedule or Exhibit hereto) may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by Parent, the Stockholder Representative and a number of Stockholders owning at least 66 2/3% of the Parent Shares owned by all Stockholders at such time, or in the case of a waiver, by the party against whom the waiver is to be effective; provided that no amendment to any provision of Section 1.04, Section 1.05, Section 1.06, Section 1.07, Section 3.01, Section 4.03(a) shall be effective against any Stockholder without such Stockholder’s written consent and no amendment that is adverse to any Stockholder shall be effective without the consent of such Stockholder.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 4.04.  Effectiveness and Termination.  This Agreement shall become effective on the Effective Time (it being agreed and understood that if the Merger Agreement is terminated, this Agreement shall not become effective and shall become void and of no effect).  After the Effective Time, this Agreement shall terminate on the earlier of (i) the written agreement of Parent and the Stockholder Representative and (ii) the date, if any, of the termination of the Standstill Period; provided that such termination shall not relieve any party hereto from any liability for breach of this Agreement occurring prior to any such termination.

Section 4.05 .  Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 4.06.  Entire Agreement.  This Agreement supersedes all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

Section 4.07.  Assignment.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, provided that no party may assign, delegate or otherwise transfer any of its rights, interests or obligations under this Agreement without the prior written consent of the other parties hereto, except that Parent may assign, delegate or otherwise transfer any

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of its rights, interests or obligations under this Agreement to an Affiliate without the consent of any Stockholder, but any such transfer or assignment shall not relieve Parent of its obligations hereunder (and in the event that such Person is no longer an Affiliate of Parent, any such rights and interests shall be automatically assigned or transferred to Parent).

Section 4.08.  Fees and Expenses.  All costs and expenses (including, without limitation, all fees and disbursements of counsel, accountants, investment bankers, experts and consultants to a party) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

Section 4.09.  Specific Performance.  The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled (without the requirement to post bond) to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in the courts provided for in Section 4.11, in addition to any other remedy to which they are entitled at law or in equity.

Section 4.10.  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflicts of law principles.

Section 4.11.  Jurisdiction.  The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any Delaware state court, and each of the parties hereby irrevocably consents to the jurisdiction of such court (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.  Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 4.01 shall be deemed effective service of process on such party.

Section 4.12. WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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Section 4.13. Counterparts; Third Party Beneficiaries.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  Until and unless each party has received a counterpart of this Agreement signed by each of the other parties, this Agreement shall have no effect, and no party shall have any right or obligation under this Agreement (whether by virtue of any other oral or written agreement or other communication).  This Agreement shall become effective when each party shall have received a counterpart hereof signed by the other parties.  No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.  Any such counterpart may be delivered by facsimile or other electronic format (including “.pdf”).

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

PATRIOT COAL CORPORATION
By:	/s/ Richard M. Whiting
	Name:	Richard M. Whiting
	Title:	President and Chief Executive Officer

ARCLIGHT ENERGY PARTNERS FUND I, L.P. and ARCLIGHT ENERGY PARTNERS FUND II, L.P., acting jointly, as Stockholder Representative

ARCLIGHT ENERGY PARTNERS FUND I, L.P.

By:  ArcLight PEF GP, LLC, its General Partner

By:  ArcLight Capital Holdings, LLC, its Manager

By:	/s/ Daniel R. Revers
	Name:	Daniel R. Revers
	Title:	Manager

ARCLIGHT ENERGY PARTNERS FUND II, L.P. By: ArcLight PEF GP II, LLC, its General Partner By: ArcLight Capital Holdings, LLC, its Manager
By:	/s/ Daniel R. Revers
	Name:	Daniel R. Revers
	Title:	Manager

ARCLIGHT ENERGY PARTNERS FUND I, L.P. By: ArcLight PEF GP, LLC, its General Partner By: ArcLight Capital Holdings, LLC, its Manager

By:	/s/ Daniel R. Revers
	Name:	Daniel R. Revers
	Title:	Manager

/s/ Timothy Elliott
Timothy Elliott

ARCLIGHT ENERGY PARTNERS FUND II, L.P. By: ArcLight PEF GP II, LLC, its General Partner By: ArcLight Capital Holdings, LLC, its Manager
By:	/s/ Daniel R. Revers
Name: Daniel R. Revers
Title: Manager

CAISSE DE DÉPÔT ET PLACEMENT DU QUÉBEC
By:	/s/ Ghislain Gauthier
Name: Ghislain Gauthier
Title: Senior Vice-President

By:	/s/ Cyrille Vittecoq
Name: Cyrille Vittecoq
Title: Vice-President, Investments

CASCADE INVESTMENT, L.L.C.
By:	/s/ Michael Larsor
Name: Michael Larsor
Title: Business Manager

CITIGROUP CAPITAL PARTNERS II 2006 CITIGROUP INVESTMENT, L.P. By: Citigroup Private Equity LP, its general partner
By:	/s/ Darren Friedman
Name: Darren Friedman
Title: Vice President

CITIGROUP CAPITAL PARTNERS II EMPLOYEE MASTER FUND, L.P. By: Citigroup Private Equity LP, its general partner
By:	/s/ Darren Friedman
Name: Darren Friedman
Title: Vice President

CITIGROUP CAPITAL PARTNERS II ONSHORE, L.P. By: Citigroup Private Equity LP, its general partner
By:	/s/ Darren Friedman
Name: Darren Friedman
Title: Vice President

CITIGROUP CAPITAL PARTNERS II CAYMAN HOLDINGS, L.P. By: Citigroup Private Equity LP, its general partner
By:	/s/ Darren Friedman
Name: Darren Friedman
Title: Vice President

HOWARD HUGHES MEDICAL INSTITUTE
By:	/s/ Landis Zimmerman
Name: Landis Zimmerman
Title: Vice President + Chief Investment Officer

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY
By:	/s/ Howard Stern
Name: Howard Stern
Title: Its Authorized Representative

THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY By: The Stanford Management Company
By:	/s/ Mark H. Hayes
Name: Mark H. Hayes
Title: Manager of Natural Resources Investments

/s/ Paul Vining
Paul Vining

/s/ David Turnbull
David Turnbull

/s/ Richard Verheij
Richard Verheij

/s/ Tom McQuade
Tom McQuade

/s/ B. Scott Spears
B. Scott Spears

/s/ Keith St. Clair
Keith St. Clair

/s/ Robert Bennett
Robert Bennett

/s/ Dwayne Francisco
Dwayne Francisco

Schedule 1.02(e)

The Northwestern Mutual Life Insurance Company

Schedule 1.04

Stockholder
Caisse de Dépôt et Placement du Québec
Howard Hughes Medical Institute

Schedule 1.06

LIST OF REDUCED STANDSTILL STOCKHOLDERS

Stockholder
Cascade Investment, L.L.C.
Citigroup Capital Partners II 2006 Citigroup Investment, L.P.
Citigroup Capital Partners II Employee Master Fund, L.P.
Citigroup Capital Partners II Onshore, L.P.
Citigroup Capital Partners II Cayman Holdings, L.P.
Howard Hughes Medical Institute
The Board of Trustees of The Leland Stanford Junior University

Schedule 1.07

LIST OF LIMITED STANDSTILL STOCKHOLDERS

Stockholder
Caisse de Dépôt et Placement du Québec

Schedule 2.04(a)

STOCKHOLDER SHARE OWNERSHIP

Stockholder Name	Shares of Company Stock Held by the Stockholder[1]	Company Convertible Debt Notes Held by the Stockholder
ARCLIGHT ENERGY PARTNERS FUND I, L.P.	17,843,448	$15,000,000.00
ARCLIGHT ENERGY PARTNERS FUND II, L.P.	9,300,554	$48,214,596.00
CAISSE DE DÉPÔT ET PLACEMENT DU QUÉBEC	4,946,990	$9,600,000.00
CASCADE INVESTMENT, L.L.C.	4,946,990	$11,588,720.00
CITIGROUP CAPITAL PARTNERS II 2006 CITIGROUP INVESTMENT, L.P.	1,017,068	$2,382,601.53
CITIGROUP CAPITAL PARTNERS II EMPLOYEE MASTER FUND, L.P.	1,142,457	$2,676,285.57
CITIGROUP CAPITAL PARTNERS II ONSHORE, L.P.	515,792	$1,208,231.36
CITIGROUP CAPITAL PARTNERS II CAYMAN HOLDINGS, L.P.	646,263	$1,513,949.54
HOWARD HUGHES MEDICAL INSTITUTE	3,321,580	$7,585,617.00
THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY	3,321,580	$0.00
THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY	1,784,315	$0.00
PAUL VINING	549,787	$154,000.00
TIMOTHY ELLIOTT	338,022	$0.00
DAVID TURNBULL	122,870	$20,000.00
RICHARD VERHEIJ	202,974	$25,000.00
TOM MCQUADE	110,169	$0.00
B. SCOTT SPEARS	114,957	$11,000.00
KEITH ST. CLAIR	266,948	$0.00
ROBERT BENNETT	221,733	$0.00
DWAYNE FRANCISCO	335,629	$0.00

__________
1 Subject to adjustment in the case of individuals in the event of net vesting of shares pursuant to the Stock Plan.

Schedule 2.04(b)

Mason Street Advisors LLC (a wholly-owned subsidiary of The Northwestern Mutual Life Insurance Company)

Frank Russell Company (a majority-owned subsidiary of The Northwestern Mutual Life Insurance Company) and its subsidiaries